            Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                        Statement to Certificateholders
                              September 15, 1999




                                                DISTRIBUTION IN DOLLARS
          ORIGINAL          PRIOR                                                                      CURRENT
            FACE          PRINCIPAL                                              REALIZED DEFERRED    PRINCIPAL
  CLASS     VALUE          BALANCE        PRINCIPAL     INTEREST       TOTAL      LOSSES  INTEREST     BALANCE
   A1   357,735,172.00  157,120,164.45  2,680,530.98    721,279.75  3,401,810.73   0.00    0.00   154,439,633.47
   A2    40,000,000.00   17,568,321.68    299,722.39     81,107.09    380,829.48   0.00    0.00    17,268,599.29
   SI     8,117,044.50    8,099,457.82          0.00     57,460.91     57,460.91  43.68    0.00     8,099,414.14
    R             0.00            0.00          0.00    598,911.29    598,911.29   0.00    0.00             0.00
 TOTALS 405,852,216.50  182,787,943.95  2,980,253.37  1,458,759.04  4,439,012.41  43.68    0.00   179,807,646.90



           FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                     PASS-THROUGH RATES
           PRIOR                                             CURRENT                 CURRENT
         PRINCIPAL                                          PRINCIPAL        CLASS  PASS-THRU
 CLASS     FACTOR     PRINCIPAL   INTEREST      TOTAL        FACTOR                  RATE
   A1   439.20804200  7.49305964  2.01623940   9.50929905  431.71498236       A1   5.508750 %
   A2   439.20804200  7.49305975  2.02767725   9.52073700  431.71498225       A2   5.540000 %
   SI   997.83336410  0.00000000  7.07904336   7.07904336  997.82798283       SI   0.000000 %
 TOTALS 450.38054868  7.34319846  3.59431089  10.93750934  443.03724260

 IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:
                                  Mina Sharaf
            The Chase Manhattan Bank - Structured Finance Services
                        450 W. 33rd Street, 14th Floor,
                           New York, New York 10001
                              Tel: (212) 946-7765
                         Email: mina.sharaf@chase.com

[Image]                         (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                     Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                       September 15, 1999

 Sec. 4.01(i)      Principal Collections recieved during the Collection Period      2,979,289.71

                   Interest Collections recieved during the Collection Period       1,388,167.89

                                    Additional Draw Amount                          3,907,502.63

 Sec. 4.01(iii)               Floating Allocation Percentage                         95.617554 %

                                Fixed Allocation Percentage                          98.000000 %

 Sec. 4.01(iv)           Investor Certificate Interest Collections                  1,253,699.79

 Sec. 4.01(v)           Investor Certificate Principal Collections                  6,749,056.49


 Sec. 4.01(vi)                  Seller Interest Collections                            57,460.91

                                Seller Principal Collections                                0.00

 Sec. 4.01(xi)           Accelerated Principal Distribution Amount                         10.59

                   Accelerated Principal Distribution Amount Actually Distributed          10.59

 Sec. 4.01(xiii)           Amount Required to be Paid by Seller                             0.00

                          Amount Required to be Paid by Servicer                            0.00

 Sec. 4.01(xiv)                                Servicing Fee                           77,007.19

                             Accrued and Unpaid Servicing Fees                              0.00

 Sec. 4.01(xv)       Liquidation Loss Amounts (Net of Charge Off Amounts)                 996.75

                                        Charge Off Amounts                                  0.00

                   Charge Off Amounts allocable to Investor Certificateholders              0.00

 Sec. 4.01(xvi)      Pool Balance as of end of preceding Collection Period        184,817,252.57

                   Pool Balance as of end of second preceding Collection Period   189,948,365.75

 Sec. 4.01(xvii)                            Invested Amount                       173,737,483.18

 Sec. 4.01(xxi)           Has a Rapid Amortization Event Ocurred?                             NO

 Sec. 4.01(xxii)             Has an Event of Default Ocurred?                                 NO

 Sec. 4.01(xxiii)    Amount Distributed to Credit Enhancer per 5.01(a)(1)               9,300.91

                     Amount Distributed to Credit Enhancer per 5.01(a)(6)                   0.00

                        Unreimbursed Amounts Due to Credit Enhancer                         0.00

 Sec. 4.01(xxiv)         Guaranteed Principal Distribution Amount                           0.00

 Sec. 4.01(xxv)               Credit Enhancement Draw Amount                                0.00

 Sec. 4.01(xxvi)        Amount Distributed to Seller per 5.01(a)(10)                  441,048.38

 Sec. 4.01(xxvii)                               Maximum Rate                            8.2114 %

                              Weighted Average Net Loan Rate                            8.2114 %

[Image]                          (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION


              Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                September 15, 1999
 Sec. 4.01(xxviii)           Minimum Seller Interest                 3,636,739.32

 Sec. 4.01(xxix)            Required Servicer Advance                        0.00

                      Unreimbursed Required Servicer Advance                 0.00

                     Required Servicer Advance Reimbursement                0.00

 Sec. 4.01(xxx)            Spread Account Requirement               2,862,016.61

                     Amount on deposit in the Spread Account        2,862,016.61

                              Spread Account Deposit                   14,191.44

                            Spread Account Withdrawal                 157,862.91

                                                Delinquencies

                                     Group 1
             Period        Number  Principal Balance    Percentage
             31-60 days    57      1,724,235.83         0.95 %
             61-90 days    16      496,363.32           0.27 %
             91-120 days   9       162,217.36           0.09 %
             121+ days     21      728,273.64           0.40 %
             Total         103     3,111,090.15         1.71 %

                             Loans in Foreclosure

                                     Group 1
                     Number     Principal Balance   Percentage
                          0                  0.00       0.00 %

                                 Loans in REO

                                     Group 1
                   Number   Principal Balance     Percentage
                   0        0.00                  0.00 %

 [Image]                         (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION


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